EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116398 and 333-119362 on Form S-8 and Registration Statement No. 333-155269 on Form S-3 of our report dated February 29, 2008 (March 2, 2009 as to Notes 10, 11, 12, & 13) relating to the (1) the 2007 and 2006 consolidated financial statements and the retrospective adjustments to the 2007 consolidated financial statements of CB Richard Ellis Group, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the retrospective adjustment of the consolidated financial statements for assets held-for-sale as discussed in Note 11 and the adoption of a new accounting standard for uncertainty in income taxes, as discussed in Note 2), (2) the 2007 and 2006 financial statement schedules of CB Richard Ellis Group, Inc., appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 2, 2009